UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 18, 2023

MOTUS GI HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-38389	81-4042793
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1301 East Broward Boulevard, 3rd Floor Ft. Lauderdale, FL	33301
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (954) 541-8000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act.

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock, $0.0001 par value per share	MOTS	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 1.01.	Entry into a Material Definitive Agreement.

Securities Purchase Agreement

On December 18, 2023, Motus GI Holdings, Inc., a Delaware corporation (the “Company”), entered into a securities purchase agreement with each purchaser identified on the signature pages thereto (the “Purchase Agreement”), pursuant to which the Company agreed to issue and sell, in a public offering (the “Offering”) by means of the Prospectus (as defined below), (i) 520,000 shares (the “Shares”) of the Company’s common stock, par value $0.0001 per share (the “Common Stock”), (ii) 2,813,334 pre-funded warrants (the “Pre-Funded Warrants”) exercisable for an aggregate of 2,813,334 shares of Common Stock, (iii) 3,333,334 Series A common warrants (the “Series A Common Warrants”) exercisable for an aggregate of 3,333,334 shares of Common Stock, and (iv) 3,333,334 Series B common warrants (the “Series B Common Warrants,” and together with the Series A Common Warrants, the “Common Warrants”) exercisable for an aggregate of 3,333,334 shares of Common Stock. The Common Warrants together with the Pre-Funded Warrants are referred to in this Current Report on Form 8-K as the “Warrants.” The Shares (or Pre-Funded Warrants sold in lieu thereof) and the accompanying Common Warrants were offered for a combined purchase price of $1.50 per Share (or $1.4999 per Pre-Funded Warrant) and accompanying Series A Common Warrant to purchase one share of Common Stock and Series B Common Warrant to purchase one share of Common Stock.

The Warrants are exercisable upon issuance, subject to certain limitations. Each Pre-Funded Warrant is exercisable for one share of Common Stock at a price per share of $0.0001 and does not expire. Each Series A Common Warrant is exercisable for one share of Common Stock at a price per share of $1.50 for a five-year period after the date of issuance. Each Series B Common Warrant is exercisable into one share of Common Stock at a price per share of $1.50 for an 18-month period after the date of issuance. The Company is prohibited from effecting an exercise of any Warrants to the extent that such exercise would result in the number of shares of Common Stock beneficially owned by such holder and its affiliates exceeding 4.99% (or 9.99% at election of the holder) of the total number of shares of Common Stock outstanding immediately after giving effect to the exercise, which percentage may be increased or decreased at the holder’s election not to exceed 9.99%. In addition, upon a fundamental transaction, the holder of the Series A Common Warrants and Series B Common Warrants shall have the right to receive payment in cash, or under certain circumstances in other consideration, from the Company at the Black Scholes value, as described in such warrants.

Under the Purchase Agreement, the Company agreed, subject to certain exceptions, not to offer, sell, or issue any equity of the Company for 90 days after the closing of the Offering, and not to enter into a variable rate transaction (as defined in the Purchase Agreement) for 180 days after the completion of the Offering.

The Offering closed on December 21, 2023. The Shares and the Warrants were offered and sold pursuant to a prospectus, dated December 18, 2023 (the “Prospectus”), in connection with the Company’s registration statement on Form S-1 (Registration No. 333-275121).

In connection with the completion of the Offering, the Company also paid an aggregate cash tail fee equal to $315,875 to H.C. Wainright & Co., LLC (“Wainwright”) and will issue to Wainwright warrants to purchase an aggregate of 150,417 shares of Common Stock.

Placement Agency Agreement

On December 18, 2023, the Company entered into a placement agency agreement (the “Placement Agency Agreement”) with A.G.P./Alliance Global Partners (“A.G.P.”), pursuant to which A.G.P. agreed to act as exclusive placement agent for the issuance and sale of the Shares and Warrants. The Company has agreed to pay A.G.P. an aggregate cash fee equal to 7% (or 5% with respect to proceeds from certain investors agreed upon between the Company and A.G.P.) of the gross proceeds received by the Company from the sale of the securities in the Offering. Pursuant to the Placement Agency Agreement, the Company also agreed to reimburse A.G.P. for its accountable offering-related legal expenses in an amount up to $100,000 and pay A.G.P. a non-accountable expense allowance of up to $25,000.

The foregoing description of the Purchase Agreement, the Warrants, and the Placement Agency Agreement, are not complete and are qualified in their entirety by references to the full text of the Form of Purchase Agreement, the Form of Pre-Funded Warrant, the Form of Series A Common Warrant, the Form of Series B Common Warrant, and the Form of Placement Agency Agreement, which are filed as Exhibits to this Current Report on Form 8-K and are incorporated by reference herein.

Debt Conversion

On December 21, 2023, immediately following the closing of the Offering and pursuant to the terms of the loan facility agreement, as amended (the “2021 Loan Agreement”) with a private institutional lender (the “Lender”), previously reported and described in detail in the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on November 28, 2023, an aggregate of $4.0 million of the principal amount under the 2021 Loan Agreement was automatically converted (the “Conversion”), based on the conversion price of $1.50 per share, into (i) 54,461 shares of Common Stock (the “Private Shares”), (ii) pre-funded warrants (the “Private Pre-Funded Warrants”) exercisable for an aggregate of up to 2,612,205 shares of Common Stock, (iii) Series A common warrants (the “Series A Private Warrants”) exercisable for an aggregate of up to 2,666,666 shares of Common Stock and (iv) Series B common warrants (the “Series B Private Warrants,” together with the Series A Private Warrants and Private Pre-Funded Warrants, the “Private Warrants”) exercisable for an aggregate of up to 2,666,666 shares of Common Stock (the shares issuable upon exercise of the Private Warrants, the “Private Warrant Shares”). The Series A Private Warrants and the Series B Private Warrants are each exercisable for one share of Common Stock at an exercise price of $1.50 per share and will expire on the fifth year anniversary and the eighteen months anniversary from the date of issuance, respectively. In addition, upon a fundamental transaction, the holder of the Series A Private Warrants and Series B Private Warrants shall have the right to receive payment in cash, or under certain circumstances in other consideration, from the Company at the Black Scholes value, as described in such warrants. The Private Pre-Funded Warrants are each exercisable for one share of Common Stock at an exercise price of $0.0001 per share and will expire when exercised in full.

The Series B Private Warrants are not exercisable until approval by the Company’s stockholders is obtained for their issuance, in accordance with the listing rules of the Nasdaq Capital Market.

The securities issued to the Lender in the Conversion were issued in reliance on the exemption from registration set forth in Section 3(a)(9) of Securities Act of 1933, as amended (the “Securities Act”) and the Offering does not relate to the issuance of such securities. The Lender has executed a customary lock-up agreement with A.G.P. with respect to the Private Shares, Private Warrants and Private Warrant Shares for a 90-day period following the closing of the Conversion (the “Lock-up Period”).

In addition, in connection with the Conversion, the Company has agreed to file a registration statement covering the resale of the Private Shares and the Private Warrant Shares as soon as reasonably practicable but in no event later than one business day following the expiration of the Lock-up Period.

The foregoing description of the Private Warrants is not complete and is qualified in its entirety by reference to the full text of the Private Warrants, forms of which are filed herewith as Exhibits to this Current Report on Form 8-K and are incorporated by reference herein.

Item 3.02	Unregistered Sales of Securities.

The information set forth in Item 1.01 of this Current Report on Form 8-K regarding the issuance of the Private Shares, the Private Warrants and the Private Warrant Shares (collectively, the “Securities”) is incorporated by reference into this Item 3.02.

The Securities issued in the Conversion were not registered under the Securities Act and were issued to the Lender in exchange for the Lender’s securities without commission or consideration in reliance on the exemption from registration provided by Section 3(a)(9) of the Securities Act.

Neither this Current Report on Form 8-K nor the exhibits attached hereto is an offer to sell or the solicitation of an offer to buy shares of Common Stock, notes, warrants or any other securities of the Company.

Item 7.01.	Regulation FD Disclosure.

On December 18, 2023, the Company issued a press release regarding the pricing of the Offering. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

The information in this Item 7.01 of this Current Report on Form 8-K, including the information contained in Exhibit 99.1, is being furnished to the SEC, and shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or otherwise subject to the liabilities of that section, and shall not be deemed to be incorporated by reference into any filing under the Securities Act or the Exchange Act, except as shall be expressly set forth by a specific reference in such filing.

Item 8.01.	Other Events.

Nasdaq Stockholders’ Equity Requirement

As previously disclosed, the Company received a letter from the Nasdaq Stock Market, LLC (“Nasdaq”) indicating that it was not in compliance with the minimum stockholders’ equity requirement for continued listing on Nasdaq under Rule 5550(b)(1) (the “Equity Rule”). On September 27, 2023, we received notice that the Nasdaq Hearings Panel granted us an extension to regain compliance with the Equity Rule until January 2, 2024.

As a result of the Offering and the Conversion, as of the date of this Current Report on Form 8-K, the Company believes it has stockholders’ equity above the $2.5 million requirement.

Until Nasdaq has reached a final determination that we have regained compliance with all of the applicable continued listing requirements, there can be no assurances regarding the continued listing of our common stock on Nasdaq and we could be subject to delisting.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
4.1	Form of Pre-Funded Warrant
4.2	Form of Series A Common Warrant
4.3	Form of Series B Common Warrant
4.4	Form of Private Pre-Funded Warrant
4.5	Form of Series A Private Warrant
4.6	Form of Series B Private Warrant
10.1	Form of Securities Purchase Agreement (incorporated by reference to Exhibit 10.48 to the Company’s Registration Statement on Form S-1 filed with the SEC on December 11, 2023)
10.2	Form of Placement Agency Agreement, between the Company and A.G.P. (incorporated by reference to Exhibit 10.47 to the Company’s Registration Statement on Form S-1 filed with the SEC on December 11, 2023)
99.1	Press Release issued by Motus GI Holdings, Inc., dated December 18, 2023
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MOTUS GI HOLDINGS, INC.

Dated: December 22, 2023	By:	/s/ Mark Pomeranz
	Name:	Mark Pomeranz
	Title:	Chief Executive Officer